Exhibit 99.1

TOMI APPOINTS ROBERT WOTCZAK AS PRESIDENT

Leadership Addition Key to Accelerating TOMI's Corporate Goals in 2016

BEVERLY HILLS, Calif., February 11, 2016 (GLOBE NEWSWIRE) - TOMI™ Environmental Solutions, Inc. (OTCQB: TOMZ) (TOMI), a global bacteria decontamination and infection prevention company, made a key addition to its executive team, hiring Robert Wotczak as President. Wotczak, 49, will report to TOMI's CEO, Dr. Halden Shane.

Dr. Shane stated: "I am excited to announce the appointment of Rob to the newly created role of President of TOMI. Rob's background in corporate governance and the capital markets enhances and broadens the skills of our executive team. Furthermore, Rob has been a valued consultant to the company for over 5 years, providing insight and advice on a number of corporate development issues. As President of TOMI, Rob's expertise will continue to play a critical role in our corporate evolution, particularly as we seek to up list onto a national exchange in the very near future."

Robert Wotczak
Wotczak has more than 25 years of experience as a senior-level advisor to publicly traded companies. For the past several years, he has acted as an advisor to the CEO of TOMI Environmental Solutions, Inc. Wotczak has held senior positions with investor relations firm, LHA, the New York Stock Exchange (NYSE) and the American Stock Exchange where he provided capital markets and corporate governance consulting to hundreds of companies. He led the transition and integration of the AMEX into the NYSE in 2008. Wotczak's prior work experience includes leading the trust and investment department for Commercial Bank of New York, where he was responsible for more than $1 billion in assets. He also served as chairman of the bank's investment committee. He holds a BA in Management & Finance from Baruch College.

About TOMI™ Environmental Solutions, Inc.
TOMI™ Environmental Solutions, Inc. (OTCQB:TOMZ) is a global bacteria decontamination and infectious disease control company, providing eco-friendly environmental solutions for indoor surface decontamination through manufacturing, sales and licensing of our premier platform of Hydrogen Peroxide based products that uses Binary Ionization Technology® (BIT™), a state of the art technology for the production of its six-log mist represented by the TOMI™ SteraMist™ brand.

TOMI's products are designed to service a broad spectrum of commercial structures including hospitals and medical facilities, cruise ships, office buildings, hotel and motel rooms, schools, restaurants, for non-food safety in meat and produce processing facilities, military barracks, and athletic facilities. TOMI's products and services have also been used in single-family homes and multi-unit residences.

TOMI also develops training programs and application protocols for its clients and is a member in good standing with The American Biological Safety Association, The American Association of Tissue Banks, Association for Professionals in Infection Control and Epidemiology, Society for Healthcare Epidemiology of America, The Restoration Industry Association, Indoor Air Quality Association, and The International Ozone Association. For additional product information, visit www.tomiesinc.com or contact us at info@tomiesinc.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Certain written and oral statements made by us may constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Forward-looking statements are identified by such words and phrases as "we expect," "expected to," "estimates," "estimated," "current outlook," "we look forward to," "would equate to," "projects," "projections," "projected to be," "anticipates," "anticipated," "we believe," "could be," and other similar phrases. All statements addressing operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to revenue growth, earnings, earnings-per-share growth, or similar projections, are forward-looking statements within the meaning of the Reform Act. They are forward-looking, and they should be evaluated in light of important risk factors that could cause our actual results to differ materially from our anticipated results. The information provided in this document is based upon the facts and circumstances known at this time. We undertake no obligation to update these forward-looking statements after the date of this release.

INVESTOR RELATIONS CONTACT:
Becky Herrick & Kirsten Chapman
LHA (IR Agency)
(415) 433-3777
tomi@lhai.com

MEDIA RELATIONS CONTACT:
Aaron Loveland
VP of Marketing and Public Affairs
(240) 672-6263
aaron.loveland@tomiesinc.com